Exhibit 1.1

CERUS CORPORATION

4,500,000 Shares of Common Stock1

UNDERWRITING AGREEMENT

March 16, 2006

ROBERT W. BAIRD & CO. INCORPORATED

JMP SECURITIES LLC

As Representatives of the Several Underwriters

Identified in Schedule I Annexed Hereto

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

SECTION 1. Introductory. Cerus Corporation, a Delaware corporation (the “Company”), proposes to sell 4,500,000 shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), to the several underwriters identified in Schedule I annexed hereto (the “Underwriters”), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to 675,000 additional shares of Common Stock (the “Optional Shares”), if and to the extent that you, as Underwriters of the offering, shall have determined to exercise, as provided in section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the “Shares.”

You, as representatives of the Underwriters (the “Representatives”), have advised the Company that the Underwriters propose to make a public offering of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the Shares initially will be $8.75 per share.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-67286), which registration statement, as amended, has been declared effective by the Commission on December 17, 2001 and true and complete copies of which have heretofore have been delivered to you. Such registration statement, in the form in which it was declared effective, as amended through the Applicable Time, including all documents incorporated or deemed to be incorporated by reference therein through the Applicable Time, is hereinafter referred to as the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company has prepared and filed with the Commission a preliminary prospectus supplement dated February 27, 2006 relating to the Shares. Such preliminary prospectus supplement, together with the prospectus

[1]	Plus an option to purchase up to 675,000 additional shares of Common Stock

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included in the Registration Statement at the time it was declared effective and all documents incorporated or deemed incorporated therein by reference, is herein called the “Preliminary Prospectus.” For purposes of the definition of “Preliminary Prospectus” information contained in the form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Preliminary Prospectus as of the actual time that form of prospectus is filed pursuant to Rule 424(b). Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) under the Act. Such final prospectus supplement in the form first furnished to the Underwriters to confirm sales of the Securities, together with the prospectus included in the Registration Statement at the time it was declared effective and all documents incorporated therein by reference, is herein called the “Prospectus.” “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Act. “Applicable Time” means 6:00 a.m. Milwaukee, Wisconsin time on March 16, 2006. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to reference the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters, and shall be deemed to represent and warrant to the several Underwriters on each Closing Date (as hereinafter defined), that:

(a)

Each of the Company and Cerus Europe B.V. (the “Subsidiary”) has been duly organized and is validly existing as a corporation or other business entity and in good standing (to the extent good standing is recognized in the applicable jurisdiction) under the laws of its jurisdiction of organization, with all requisite entity power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Prospectus, the General Disclosure Package (as hereinafter defined) and the Registration Statement; each of the Company and the Subsidiary is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not individually or in the aggregate, either (i) have a material adverse effect on the business, operations, properties, prospects, condition (financial or other) or results of operations of the Company and the Subsidiary taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from The Nasdaq National Market (“Nasdaq”) (the occurrence of such effect or such prevention described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or

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qualification. Complete and correct copies of the certificate of incorporation and by-laws, as amended or restated (“Certificate of Incorporation” and “By-laws,” respectively), of the Company and the Subsidiary as in effect on the date hereof have been delivered to the Representatives, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date. Any document or information filed with the Commission and available on EDGAR shall be deemed to be delivered for purposes of this section. The Subsidiary is not a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X and has not contributed in excess of 3% of the Company’s total revenue through March 16, 2006.

(b)	The shares of Common Stock issued and outstanding immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder as set forth in the Prospectus and the General Disclosure Package have been duly authorized and validly issued, are fully paid and nonassessable and conform, in all material respects, to the description thereof contained in the Prospectus, the General Disclosure Package and the Registration Statement. There are no preemptive, preferential or, except as described in the Prospectus and the General Disclosure Package, other rights to subscribe for or purchase any shares of Common Stock (including the Shares), and no shares of Common Stock have been issued in violation of such rights. The Shares to be issued and sold by the Company to the Underwriters have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform, in all material respects, to the description thereof contained in the Prospectus, the General Disclosure Package and the Registration Statement. The delivery of the Shares to be issued and sold by the Company hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title, other than such liens, claims or encumbrances created or imposed by the Underwriters. Except as described in the Prospectus and the General Disclosure Package, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company or the Subsidiary, and there are no holders of Common Stock or other securities of the Company or the Subsidiary, or of securities that are convertible or exchangeable into Common Stock or other securities of the Company or the Subsidiary, that have rights to the registration of such Common Stock or securities under the Securities Act of 1933, as amended, and the regulations thereunder (together, the “Act”) or the securities laws or regulations of any of the states (the “Blue Sky Laws”).

(c)

Except for the Subsidiary and shares of BioOne Corporation held by the Company and as otherwise disclosed in the General Disclosure Package, the Prospectus and the Registration Statement, the Company does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. The Company owns directly all of the issued and outstanding capital stock of the Subsidiary, free and clear of any and all liens, claims,

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encumbrances or security interests, and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding options, warrants, or other rights of any description, contractual or otherwise, entitling any person to subscribe for or purchase any shares of capital stock of the Subsidiary. The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement , the Prospectus and the General Disclosure Package. The Company’s capitalization as of December 31, 2005 was as set forth under the heading “Actual” in the section in the Prospectus and the General Disclosure Package entitled “Capitalization”, and there has been no material change thereto since such date except as disclosed in the Prospectus and the General Disclosure Package, and, as of the First Closing Date and the Second Closing Date, as the case may be, the Company shall have the authorized capitalization as set forth under the heading “As Adjusted” in the section of the Prospectus and the General Disclosure Package entitled “Capitalization.”

(d)

The Company has all requisite corporate power and authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company or the organizational documents of the Subsidiary; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary, or any property owned or leased by the Company or any Subsidiary, may be bound or affected, (iii) violate any statute, ordinance, rule or regulation or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to Nasdaq) applicable to the Company or the Subsidiary, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or the Subsidiary or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary, except in the cases of clauses (ii), (iii) and (iv) above, such violations, breaches, modifications, terminations, defaults, liens, charges or encumbrances as would not individually or in the aggregate have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act and the Securities Exchange Act of 1934, as amended, and the regulations thereunder (together, the “Exchange Act”). This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding

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agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy (the “Enforceability Exception”).

(e)	Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or threatened. Each Preliminary Prospectus, as originally filed, complied when so filed with the requirements of the Act and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the Applicable Time and at each Closing Date (and if any Optional Shares are purchased at the Second Closing Date, as applicable), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was filed or used and at the First Closing Date (and, if any Optional Securities are purchased, at the Second Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Preliminary Prospectus and any Issuer Free Writing Prospectus listed on Schedule II (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The provisions of this paragraph do not apply to statements in or omissions from the Prospectus, Issuer Free Writing Prospectus or Preliminary Prospectus based upon and in conformity with written information furnished to the Company by an Underwriter through a Representative specifically for use therein.

(f)

The documents that are incorporated by reference in each Preliminary Prospectus, the Prospectus, the General Disclosure Package or the Registration Statement or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied, in all material respects, with the requirements of the Act or the Exchange Act, as applicable. Documents filed and incorporated by reference subsequent to the effective date of the Registration Statement did or shall,

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when they were or are filed with the Commission, comply, in all material respects, with the requirements of the Act and the Exchange Act, as applicable, and when read together with the other information included in the General Disclosure Package, Prospectus or the Registration Statement, as the case may be, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)	The financial statements, together with the related schedules and notes, included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus present fairly, the financial position of the Company and the Subsidiary as of the dates indicated and the results of operations and cash flows of the Company and the Subsidiary for the periods specified, have been prepared in compliance with the requirements of the Act and are in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Any pro forma financial statements or data included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the adjustments used to prepare such pro forma financial statements or data are reasonable and have been properly applied to the historical amounts in the compilation of those statements or data. The other financial and statistical data set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and with the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required. Ernst & Young LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), and neither of them is, together with its “related parties,” the “primary beneficiary” of any “variable interest entities” (as such terms are used in Financial Accounting Standards Board Interpretation No. 46). All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus that meet the definition of “non-GAAP financial measures” set forth in the rules and regulations of the Commission comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act.

(h)

Neither the Company nor the Subsidiary is, nor with the giving of notice or passage of time or both, will be, in violation or in breach of: (i) its respective Certificate of Incorporation or By-laws or organizational documents; (ii) any statute, ordinance, order, rule or regulation

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applicable to the Company or the Subsidiary; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or the Subsidiary; or (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or the Subsidiary is a party or by which any property owned or leased by the Company or the Subsidiary is bound or affected, other than, with respect to clauses (ii), (iii) or (iv), violations or breaches that do not result in a Company Material Adverse Effect. Neither the Company nor the Subsidiary has received notice of any material violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company. The Company and the Subsidiary: (x) have obtained and hold, and are compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with their businesses (hereinafter “permit” or “permits”), and all of such permits are in full force and effect; and (y) the Company and the Subsidiary have fulfilled and performed all of their respective obligations with respect to each such permit, and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit, except in the case of clauses (x) or (y) above, where the failure to do so would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor the Subsidiary is (by virtue of any action, omission to act, contract to which it is a party or other occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violation as would not individually or in the aggregate have a Material Adverse Effect.

(i)	There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or the Subsidiary is or may be a party or to which any property owned or leased by the Company or the Subsidiary is or may be subject, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which are not so described, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto.

(j)

There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, which has not been described or filed as required. All such contracts or agreements to which the Company or the Subsidiary is a party have been duly authorized, executed and delivered by the Company or the Subsidiary, constitute valid and binding agreements of the

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Company or the Subsidiary, and are enforceable by and against the Company or the Subsidiary, in accordance with the respective terms thereof, subject to the Enforceability Exception.

(k)	The Company does not own any real property. All personal property held or used by the Company or the Subsidiary under leases, licenses, franchises or other agreements is held by the Company or the Subsidiary under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements, subject to the Enforceability Exception and except as would not individually or in the aggregate result in a Material Adverse Effect.

(l)	Neither the Company nor any person that controls, is controlled by (including the Subsidiary) or is under common control with the Company, has taken or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which would reasonably be expected to cause or result in, stabilization or manipulation, under the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(m)	Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, since January 1, 2006 and prior to each Closing Date: (i) neither the Company nor the Subsidiary has or will have incurred any material liability or obligation, direct or contingent, or entered into any transaction, that is material to the Company, except in the ordinary course of business; (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital stock and neither the Company nor the Subsidiary is or will be delinquent in the payment of principal or interest on any outstanding debt obligation; and (iii) there has not been and will not have been any change in the capital stock (other than issuances pursuant to any employee benefit or other incentive plan or pursuant to the exercise of stock options or warrants, or conversion of securities, outstanding on the date of this Agreement), any material change in the indebtedness of the Company or the Subsidiary, or any change or development involving, or which would reasonably be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(n)

The Company or the Subsidiary owns or possesses adequate rights to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions and licenses presently used in or necessary for the conduct of its business or ownership of its properties, and neither the Company nor the Subsidiary has violated or infringed upon such rights of others, or received any notice of conflict with the asserted rights of others, in respect thereof that, if determined adversely to the Company or its Subsidiary, would individually or in the aggregate have a Material Adverse Effect. The Company or the Subsidiary owns or possesses adequate rights to use all patents and patent applications purported to be owned by it, and to the Company’s knowledge, neither the

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Company nor the Subsidiary has violated or infringed upon the rights of others, or received any notice of conflict with the asserted rights of others, in respect thereof.

(o)	The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor its Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor its Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at cost that would have a Material Adverse Effect.

(p)	No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent, and neither the Company nor the Subsidiary is a party to any collective bargaining agreement and, to the knowledge of the Company, no union organizational attempts have occurred or are pending. There has been no change in the relationship of the Company or the Subsidiary with any of its principal suppliers, manufacturers, contractors or customers resulting in or that would reasonably be expected to result in a Material Adverse Effect.

(q)	Neither the Company nor the Subsidiary is an “investment company”, an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r)

All federal, state and local tax returns required to be filed by or on behalf of the Company or the Subsidiary have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities, and all such tax returns, as filed, are accurate in all material respects; all federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or the Subsidiary have been paid or, to the extent required under GAAP, reflected as a liability on the financial statements of the Company or the Subsidiary for appropriate periods; all deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled, and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably would be expected to result in a material proposed deficiency for any other period not so audited; no state of facts exists or has existed which would reasonably be expected to constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by appropriate federal, state or local authorities; there are no outstanding agreements or waivers extending

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the statutory period of limitation applicable to any federal, state or local tax return of any period; and neither the Company nor the Subsidiary has been a member of an affiliated group of corporations filing consolidated federal income tax returns, other than a group of which the Company is and has been the common parent.

(s)	The Company the Subsidiary and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiary under, or to interfere with or prevent compliance by the Company or the Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(t)

The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, the Subsidiary and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, each are in compliance in all material respects with all applicable effective provisions of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations of the Commission and Nasdaq promulgated thereunder. The

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Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). The disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding financial disclosures. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, known to the management of the Company whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of the internal control over financial reporting, there have been no significant changes in internal controls that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(u)	On or after July 30, 2002, the Company has not, directly or indirectly, including through the Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(v)	The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act. The Company has prepared and filed with the Commission a registration statement for the Common Stock pursuant to Section 12(g) of the Exchange Act. Such registration statement has been declared effective by the Commission under the Exchange Act. The Common Stock has been approved for designation upon notice of issuance as a Nasdaq National Market security on Nasdaq.

(w)	Neither the Company nor the Subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiary has made any payment of funds of the Company or the Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

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(x)	Neither the Company nor the Subsidiary has sent or received any notice of termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, the termination or non-renewal of which would reasonably be expected to result in a Material Adverse Effect, and no such termination has been overtly threatened by the Company or the Subsidiary or, to the knowledge of the Company, any other party to any such contract or agreement.

(y)	All statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(z)	The Company is in compliance with the rules of Nasdaq including, without limitation, the requirements for continued listing of the Common Stock on Nasdaq, and there are no actions, suits or proceedings pending, or, to the Company’s knowledge, threatened or contemplated, and the Company has not received any notice from Nasdaq, regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock from Nasdaq.

(aa)	All offers and sales of the securities of the Company and the Subsidiary prior to the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations.

(bb)	The Company has obtained for the benefit of the Underwriters a lock-up agreement, substantially in the form of Exhibit A hereto of each of the executive officers and directors of the Company.

(cc)	There are no holders of securities of the Company who have the right to require the Company to register securities held by them under the Act on any registration statement that will be used to register the Shares.

(dd)	At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial order or decree as described in Rule 405.

(ee)

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include

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any information that conflicted, conflicts or will conflict with the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following the issuance of any Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted with or would conflict with the information contained in the Registration Statement or included or would include a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by an Underwriter through a Representative specifically for use therein.

A certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 3. No Fiduciary Duty. The Company acknowledges and agrees that:

(a)	the Underwriters are not acting as financial advisors to the Company and, except as specifically contemplated by this Agreement, the Underwriters owe no duties (fiduciary or other) to the Company in connection with any aspect of the offering of the Shares (including, without limitation, the structuring, marketing, timing, pricing, offering, allocation and distribution of the Shares) or any related matters; and

(b)	the Underwriters have advised the Company that the Underwriters have agreements, arrangements, understandings and other relationships with and owe duties and obligations to third parties, including potential purchasers of the securities, that may create or exacerbate actual, potential or apparent conflicts of interests between the Company and the Underwriters.

SECTION 4. Information Furnished by the Underwriters. The statements set forth in the first three sentences of the third paragraph and the tenth and eleventh paragraphs under the caption “Underwriting” in the Prospectus and the General Disclosure Package, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in this Agreement.

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SECTION 5. Purchase, Sale and Delivery of Shares.

(a)	On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule I annexed hereto 4,500,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share of $ 8.269. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be sold by the Company as the number of shares set forth opposite the name of such Underwriter in Schedule I annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.

(b)	On the First Closing Date (as hereinafter defined), the Company will deliver through the facilities of DTC, for the accounts of the several Underwriters the Firm Shares to be sold by them against payment in Milwaukee, Wisconsin of the purchase price therefor by wire transfer to an account at a bank identified by the Company to Baird with respect to the Firm Shares being sold by the Company. As referred to in this Agreement, the “First Closing Date” shall be on March 21, 2006 at 9:00 a.m., Milwaukee, Wisconsin time, or at such other date or time not later than five business days after such date as the Representatives and the Company may agree.

(c)	In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within thirty days after the date of the Prospectus to purchase up to 675,000 Optional Shares from the Company at the purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised upon notice by the Representatives to the Company within thirty days after the date of the Prospectus setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company and the date and place at which such shares will be delivered. Such date of delivery (the “Second Closing Date”) shall be determined by the Representatives, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice of exercise. The number of Optional Shares to be sold by the Company pursuant to such notice shall equal that number of full Optional Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Optional Shares to be purchased by the Underwriters as the number of Firm Shares to be sold by the Company under this Agreement bears to the total number of Firm Shares The manner of payment for and delivery of the Optional Shares shall be the same as for the Firm Shares.

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(d)	The Representatives have advised the Company that each Underwriter has authorized the Representatives to accept delivery of the Shares and to make payment therefor. It is understood that the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, “Closing Date” shall mean either the First Closing Date or the Second Closing Date.

SECTION 6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants and agrees with the several Underwriters that:

(a)	The Registration Statement and any amendments have been declared effective. If any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 430C, the Company, at the earliest possible time, will furnish the Representatives with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b), Rule 430A and Rule 430C under the Act and, if the Representatives do not object to the contents thereof, will comply with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters promptly of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Representatives and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus, the General Disclosure Package or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)), or file any document under the Exchange Act before the termination of the public offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference in the Registration Statement, if the Representatives have not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representatives object to such filing. The Company will file any Free Writing Prospectus as required by Rule 433.

(b)

If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any

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material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the Act or the Exchange Act, the Company promptly will advise the Representatives and counsel to the Underwriters thereof and will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement or file such document which will correct such statement or omission or an amendment which will effect such compliance; and, if any Underwriter is required to deliver a prospectus after the effective date of the Registration Statement, the Company, upon request of the Representatives, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, of the General Disclosure Package.

(c)	If necessary or appropriate in connection with the offer and sale of the Shares, the Company shall file a Rule 462(b) Registration Statement in the manner prescribed by the Act so that such Rule 462(b) Registration Statement shall become effective upon filing.

(d)	Neither the Company nor the Subsidiary will, prior to the Second Closing Date, if any, acquire any of the Common Stock nor will the Company declare or pay any dividend or make any other distribution upon its Common Stock payable to stockholders of record on a date prior to such earlier date, except as described in the Prospectus.

(e)	The Company will make generally available to its security holders, and deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than March 31, 2007. Any document or information filed with the Commission and available on EDGAR shall be deemed to be delivered for purposes of this section.

(f)	The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

(g)

The Company will cooperate with the Representatives and counsel to the Underwriters in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representatives designate, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction where it is not presently qualified or

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subject itself to taxation in any jurisdiction in which it would not otherwise be subject. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of the Prospectus. The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act, and the Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

(h)	The Company shall deliver the requisite notice of issuance to Nasdaq and shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Common Stock as a Nasdaq National Market security, or take such action to authorize the Common Stock for listing on the New York Stock Exchange or the American Stock Exchange, for a period of at least thirty-six months after the date of the Prospectus.

(i)	The Company hereby agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the grant of options to purchase shares of Common Stock pursuant to the Company’s stock option plans or the sale of shares of capital stock to employees pursuant to the Company’s employee stock purchase plans or (c) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing. Notwithstanding the foregoing, if (1) during the last 17 days of the 90 day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90 day period, the restrictions imposed by the preceding paragraph of this agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Baird of any earnings release, news or event that may give rise to an extension of the initial 90 day restricted period.

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(j)	The Company will maintain a transfer agent and, if required by law or the rules of Nasdaq or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.

(k)	Prior to the First Closing Date, the Company will not issue any press release or other communications directly or indirectly or hold any press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, without your prior consent, which shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after such notification to you, such press release or communication is required by law.

(l)	If the sale to the Underwriters is not consummated for any reason other than termination of this Agreement pursuant to section 11 hereof, or section 13(a), (c) or (d) hereof, without limiting any other rights the Underwriters may have, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters), that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares, and the provisions of sections 7 and 10 hereof shall at all times and be effective and apply.

(m)	The Company will use its commercially reasonable efforts to comply or cause to be complied with the conditions to the obligations of the Underwriters in section 8 hereof.

(n)	The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, other than as listed on Schedule A, without the prior consent of Baird. Any such free writing prospectus consented to by Baird is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company will pay the costs, fees and expenses incident to the performance of its obligations in connection with the public offering of the Shares, including costs, fees, taxes and expenses to be paid by the Company in connection with (i) the preparation and filing of the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies

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of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, printing and distribution of any Issuer Free Writing Prospectus to investors and prospective investors, (iii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (v) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vi) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on Nasdaq and any registration thereof under the Exchange Act, (vii) review of the public offering of the Shares by the NASD Regulation, Inc. (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters), (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and your sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and one half of the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Shares for inclusion in DTC’s book-entry settlement system, and (x) the performance of the Company’s other obligations hereunder.

SECTION 8. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions, unless waived in writing by the Representatives:

(a)	All filings required by Rules 424(b), 430A and 430C under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been initiated or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the satisfaction of the Representatives.

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(b)	Since the Applicable Time:

(i)	there shall not have occurred any change or development involving, or which would reasonably be expected to involve a Material Adverse Effect on the Company, whether or not arising from transactions in the ordinary course of business; and

(ii)	the Company shall not have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree, the effect of which on the Company, in any such case described in clause (i) or (ii) above, is in the opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(c)	The Representatives shall have received an opinion of Cooley Godward LLP, counsel for the Company addressed to the Representatives, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that in the form of Exhibit B attached hereto. In rendering such opinion, counsel for the Company may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company and of governmental officials.

(d)	The Representatives shall have received an opinion of McDermott Will & Emery LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

(e)	The Representatives shall have received on each Closing Date, a certificate of Claes Glassell, President and Chief Executive Officer, and William J. Dawson Vice President, Finance and Chief Financial Officer, of the Company, to the effect that:

(i)	The representations and warranties of the Company set forth in section 2 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

(ii)

The Commission has not issued an order preventing or suspending the use of the Prospectus or any portion of the General Disclosure Package or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission; and to the knowledge of the

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respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated by the Commission under the Act; and

(iii)	Each of the respective signatories has carefully examined the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, and such documents contain all statements required to be stated therein, and do not include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Registration Statement that has not been so filed; and

(iv)	Since the Applicable Time, there has not occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Prospectus, the General Disclosure Package and the Registration Statement as heretofore amended or (but only if the Representatives expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction which is material to the Company; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company; since such date and except as so disclosed, the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding Common Stock payable to shareholders of record on a date prior to such Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

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The delivery of the certificate provided for in this subsection (f) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii) and (iv) to be set forth in said certificate.

(f)	At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representatives a letter addressed to the Representatives, as the representatives of the Underwriters, from Ernst & Young LLP, the Company’s independent registered public accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (if applicable) to be dated the Second Closing Date, which shall be in form and substance satisfactory to the Representatives and shall contain statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus. There shall not have been any change or decrease set forth in any of the letters referred to in this subsection (f) which makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

(g)	The shares shall have been approved for listing upon notice of issuance on the Nasdaq National Market.

(h)	The “lock up” agreements, each substantially in the form of Exhibit A hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the date the shares are purchased.

(i)	Between the time of execution of this Agreement and the time of purchase or any such additional time of purchase, as the case may be (i) no downgrading shall have occurred in the rating accorded any securities of, or guaranteed by, the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act, and (ii) no such organization shall have announced or given notice of any intended or potential downgrading in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)	The Representatives shall have received such further certificates and documents as the Representatives may reasonably request (including certificates of officers of the Company).

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only of they are satisfactory to the Representatives and to McDermott Will & Emery LLP, counsel for the Underwriters. The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

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If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at either Closing Date (other than section 8(d)) is not so satisfied, this Agreement at the election of the Representatives will terminate upon notification to the Company without liability on the part of any Underwriter, including the Representatives, the Company, except for the provisions of section 6(l) hereof, the expenses to be paid by the Company pursuant to section 7 hereof and except to the extent provided in section 10 hereof.

SECTION 9. Maintain Effectiveness of Registration Statement. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

SECTION 10. Indemnification.

(a)

The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) or actions in respect thereof (“Claims”), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof filed by the Company), the Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus, or necessary to make the statements made therein not misleading (in the case of such Registration Statement) or necessary to make the statements made therein not misleading in light of the circumstances under which they were made (in the case of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus) or (ii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares. The Company agrees to reimburse each Underwriter and each such controlling person for any legal fees or other expenses reasonably incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim; provided, however, that the

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Company will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, or the Prospectus or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company pursuant to section 4 of this Agreement. The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company may otherwise have.

(b)	Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act against any Claim to which the Company, or any such director, officer, controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and Baird, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, any Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, any Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with the written information furnished by the Representatives to the Company pursuant to section 4 of this Agreement. Each Underwriter will severally reimburse any legal fees or other expenses reasonably incurred by the Company, or any such director, officer, controlling person in connection with investigating or defending any such Claim. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this section, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director, controlling person in an aggregate amount in excess of the total price at which the Shares purchased by any such Underwriter hereunder were offered to the public, less the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)	Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in

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respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise except to the extent it has been materially prejudiced by such omission so to notify. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, subject to subsection (d)(i) below.

(d)	Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party (such approval not to be unreasonably withheld) will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

(i)	the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (c) of this section (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel and local counsel, if applicable, approved by Baird, if one or more of the Underwriters or their controlling persons are the indemnified parties);

(ii)	the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party’s notice to the indemnifying party of commencement of the action; or

(iii)	the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

(e)

If the indemnification provided for in this section is unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the

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limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

(i)	in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares; or

(ii)	if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.

The relative benefits received by each of the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons), is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections(c) and (d) of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(f)	The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (e) of this section. Notwithstanding the other provisions of this section, no Underwriter shall be required to contribute any amount that is greater than the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this section are several in proportion to their respective underwriting commitments and not joint.

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SECTION 11. Default of Underwriters. It shall be a condition to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this section, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to section 7 hereof and except to the extent provided in sections 10 and 11 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to take such actions as may be taken by the Company fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

SECTION 12. Effective Date. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by telecopier, facsimile transmission or other means of transmitting written documents.

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SECTION 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to or on the First Closing Date and the over-allotment option from the Company referred to in section 5 hereof, if exercised, may be cancelled by the Representatives at any time prior to or on the Second Closing Date, if in the judgment of the Representatives, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

(a)	additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the American Stock Exchange, or trading in securities generally shall have been suspended or materially limited on either such exchange or on Nasdaq or a general banking moratorium shall have been established by either federal or state authorities in New York, California or Wisconsin;

(b)	any event shall have occurred or shall exist which makes untrue or incorrect any material fact contained in the Registration Statement or causes an omission to state a material fact in the Registration Statement in order to make the statements therein not misleading;

(c)	an outbreak or escalation of hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent as to have a material adverse effect, in the judgment of the Representatives, on the financial markets of the United States, or to make it impracticable or inadvisable, in the judgment of the Representatives, to proceed with completion of the sale of and payment for the Shares as provided in this Agreement;

(d)	a disruption in securities settlement, payment or clearance services in the United States shall have occurred, which, in the judgment of the Representatives is so material thereby making it impracticable or inadvisable to proceed with the completion on the sale of or payment for the Shares as provided in this Agreement; or

(e)	trading in the Common Stock on Nasdaq shall have been suspended as a result of actions taken or omitted to be taken by the Company.

Any termination pursuant to this section shall be without liability on the part of any Underwriter to the Company, or on the part of the Company to any Underwriter, except for expenses to be paid by the Company pursuant to section 7 hereof or in the case of termination pursuant to section 13(b) and (e), reimbursed by the Company pursuant to Section 6(l) hereof and except as to indemnification to the extent provided in section 10 hereof.

SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors, and of the several Underwriters set forth in or made pursuant

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to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 15. Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Jeffrey A. Fink with a copy to Thomas J. Murphy, McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois 60601 and if sent to the Company, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company at Cerus Corporation, 2411 Stanwell Drive, Concord, California 94520, Attention: Howard G. Ervin, with a copy to Suzanne Sawochka Hooper, Cooley Godward LLP, 3000 El Camino Real, Five Palo Alto Square, Palo Alto, California 94306.

SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in sections 10 and 11 hereof and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 17. Partial Unenforceability. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph clause or provision hereof.

SECTION 18. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including the Representatives, all in accordance with its terms.

Very truly yours,

CERUS CORPORATION

By:	/s/ Howard G. Ervin
Howard G. Ervin, Vice President Legal Affairs of the Company

The foregoing Underwriting

Agreement is hereby confirmed

and accepted as of the date

first above written.

ROBERT W. BAIRD & CO. INCORPORATED JMP SECURITIES LLC

By:	ROBERT W. BAIRD & CO. INCORPORATED
Acting as Representatives of the several Underwriters (including themselves) identified in Schedule I annexed hereto.

By:	/s/ Lance Lange
Authorized Representative

Cerus Corporation

Schedule I

Name of Underwriter	Number of Shares to be Purchased
ROBERT W. BAIRD & CO. INCORPORATED	2,925,000
JMP SECURITIES LLC	1,575,000

Total	4,500,000

Cerus Corporation

Schedule II

Issuer Free Writing Prospectus

Electronic Net Roadshow

Free Writing Prospectus dated March 16, 2006

EXHIBIT A

FORM OF LOCK UP AGREEMENT

February     , 2006

ROBERT W. BAIRD & CO. INCORPORATED

JMP SECURITIES LLC

As Representatives of the several Underwriters

c/o	Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, WI 53202

Dear Sirs:

The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird”) and JMP Securities, LLC, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cerus Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of                      shares (the “Shares”) of the common stock, $.001 par value of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, and (c) transfers of shares by will or intestate succession to the undersigned’s family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s family; [to be included in the lock up agreements of Messrs. Cook, Corash and Ervin and (d) up to 1,200 shares of Common Stock], provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 90 day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90 day period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34 day period beginning on the last day of the initial 90 day restricted period unless the undersigned requests and receives prior written confirmation from the Company or Baird that the restrictions imposed by this agreement have expired.

If (i) the Underwriting Agreement terminates or is terminated prior to the payment for and delivery of the shares proposed for sale under the Registration Statement, (ii) the Company notifies you in writing that it does not intend to proceed with the Public Offering or (iii) the Underwriting Agreement is not executed on or before March 31, 2006, this lock-up letter shall terminate and the undersigned shall be released from the undersigned’s obligations hereunder.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Underwriters.

[Signature Page Follows]

Very truly yours,

(Name)

(Address)

Exhibit B

Form of opinion of Cooley Godward LLP

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

2. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of California.

3. The authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus under the caption “Capitalization” as of the date stated therein.

4. The Securities have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable.

5. The Securities are duly listed, and admitted and authorized for quotation on the Nasdaq National Market.

6. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to our knowledge, rights of first refusal or other similar rights to subscribe for the Securities.

7. To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Prospectus that is not disclosed in the Prospectus as required by the Securities Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Securities Act and the rules thereunder.

8. The statements in the Prospectus under the heading “Description of Capital Stock” and in the Registration Statement in Item 15, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the Securities Act and the rules thereunder, in all material respects, such legal matters, agreements or documents.

9. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

10. The Registration Statement, the Preliminary Prospectus filed with the Commission on February 27, 2006 and the Prospectus and any further amendments or supplements thereto filed with the Commission prior to the date of this opinion, including any documents incorporated by reference into the Registration Statement (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the rules thereunder as of their respective effective or filing dates.

11. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

12. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

13. No consent, approval, authorization or filing with or order of any U.S. Federal or California court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the NASD.

14. The issuance and sale of the Securities pursuant to the Agreement will not result in a material breach or violation of (i) the charter or bylaws of the Company, (ii) the terms of any Material Contract; or (iii) to our knowledge, any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware.

15. To our knowledge, except as set forth in the Prospectus or otherwise expressly waived in writing, no holders of securities of the Company have rights to require the registration under the Securities Act of resales of such securities.

***********************

In connection with the preparation of the Registration Statement, the Base Disclosure Package (as hereinafter defined) and the Prospectus, we have participated in conferences with officers and other representatives of the Company and with its independent registered public accounting firm, as well as with representatives of the Underwriters and their counsel. At such conferences, the contents of the Registration Statement, the Base Disclosure Package and the Prospectus and related matters were discussed. We have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Disclosure Package or the

Prospectus. On the basis of the foregoing, no facts have come to our attention that have caused us to believe (i) that the Registration Statement (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment), at the date and time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Base Disclosure Package (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, and the disclosures directly relating to the price of the Securities, including underwriting discounts and fees, which are included in the Prospectus) as of the Applicable Time contained any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of this paragraph, “Base Disclosure Package” shall mean the General Disclosure Package, with the exception of the Internet roadshow.

This opinion is intended for the sole benefit of the several Underwriters and may not be made available to or relied upon by any other person, firm or entity without our prior written consent. This opinion is limited to the matters expressly set forth in this letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur.